UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INVESTMENT MANAGERS SERIES TRUST II
(Exact name of registrant as specified in its charter)

Delaware	See below
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

235 W. Galena Street Milwaukee, WI	53212
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, $0.01 par value of Tradr 2X Long AAON Daily ETF	Cboe BZX Exchange, Inc.	42-4033711
Tradr 2X Long AEHR Daily ETF	Cboe BZX Exchange, Inc.	42-4035997
Tradr 2X Long ASPI Daily ETF	Cboe BZX Exchange, Inc.	42-4110310
Tradr 2X Long FORM Daily ETF	Cboe BZX Exchange, Inc.	42-4110919
Tradr 2X Long GFS Daily ETF	Cboe BZX Exchange, Inc.	42-4111079
Tradr 2X Long HAWK Daily ETF	Cboe BZX Exchange, Inc.	42-4112042
Tradr 2X Long IPGP Daily ETF	Cboe BZX Exchange, Inc.	42-4135562
Tradr 2X Long IVES Daily ETF	Cboe BZX Exchange, Inc.	42-4135903
Tradr 2X Long KEEL Daily ETF	Cboe BZX Exchange, Inc.	42-4139094
Tradr 2X Long LWLG Daily ETF	Cboe BZX Exchange, Inc.	42-4003874
Tradr 2X Long MRAM Daily ETF	Cboe BZX Exchange, Inc.	42-3998242
Tradr 2X Long ONTO Daily ETF	Cboe BZX Exchange, Inc.	42-4162285
Tradr 2X Long SITM Daily ETF	Cboe BZX Exchange, Inc.	42-3975079
Tradr 2X Long UMC Daily ETF	Cboe BZX Exchange, Inc.	42-3976566
Tradr 2X Long XMTR Daily ETF	Cboe BZX Exchange, Inc.	42-4162389

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-191476

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share, of the Tradr 2X Long Daily ETFs listed below (the “Fund”), each a series of the Investment Managers Series Trust II (the “Registrant”). An application for listing of the shares of the Fund has been filed with and approved by the Cboe BZX Exchange, Inc. A description of the shares of the Fund is incorporated herein by reference to Post-Effective Amendment No. 563 to the Registrant’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on May 18, 2026 (Accession No. 0001213900-26-058377.

Fund name	Name of each exchange on which each class is to be registered
Tradr 2X Long AAON Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Long AEHR Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Long ASPI Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Long FORM Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Long GFS Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Long HAWK Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Long IPGP Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Long IVES Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Long KEEL Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Long LWLG Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Long MRAM Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Long ONTO Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Long SITM Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Long UMC Daily ETF	Cboe BZX Exchange, Inc.
Tradr 2X Long XMTR Daily ETF	Cboe BZX Exchange, Inc.

Item 2. Exhibits.

(1)	Certificate of Trust dated August 13, 2013 is incorporated herein by reference to Exhibit (a)(2) to Registrant’s Registration Statement on Form N-1A filed with the Commission on September 30, 2013.

(2)	Amended and Restated Agreement and Declaration of Trust of Registrant is incorporated herein by reference to Exhibit (a)(1) of Post-Effective Amendment No. 380 on Form N-1A filed with the Commission on February 24, 2023.

(3)	Amended By-Laws of Registrant is incorporated herein by reference to Exhibit (b) of Post-Effective Amendment No. 380 filed with the Commission on February 24, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Investment Managers Series Trust II, on behalf of Tradr 2X Long Daily ETF

/s/ Scott Schulenburg
Name:	Scott Schulenburg
Title:	President and Principal Executive Officer

August 5, 2026